UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 14, 2023, SmartKem, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Purchasers”), pursuant to which it sold, in two closings that occurred on June 14, 2023 and June 22, 2023, an aggregate of (i) 11,099.36596 shares of Series A-1 Convertible Preferred Stock, stated value $1,000 per share (the “Series A-1 Preferred Stock”), initially convertible into an aggregate of 1,268,504 shares of common stock, par value $0.0001, of the Company (the “Common Stock”) at a conversion price of $8.75 (subject to adjustment in certain circumstances) (after giving effect to the Company’s one-for-35 reverse split of the Common Stock effected on September 20, 2023) (the “Reverse Split”), (ii) 3,050 shares of Series A-2 Convertible Preferred Stock, stated value $1,000 per share (“Series A-2 Preferred Stock”), initially convertible into an aggregate of 348,613 shares of Common Stock at a conversion price of $8.75 (subject to adjustment in certain circumstances)(after giving effect to the Reverse Split), (iii) Class A Warrants (the “Class A Warrants”) to purchase up to an aggregate of 1,617,117 shares of common stock at an exercise price $8.75 per share (subject to adjustment in certain circumstances) (after giving effect to the Reverse Split) and (iv) Class B Warrants (the “Class B Warrants”) to purchase up to an aggregate of 798,396 shares of common stock at an exercise price of $0.35 per share (after giving effect to the Reverse Split) (the “Private Placement”).

On January 26, 2023, the Company entered into a Consent, Conversion and Amendment Agreement (the “Consent Agreement”) with each holder of the Series A-1 Preferred Stock (each a “Holder” and together, the “Holders”). Pursuant to the Consent Agreement, each converted, subject to the terms and conditions of the Consent Agreement, 90% of its Series A-1 Preferred Stock (the “Conversion Commitment”) into shares of Common Stock, except as provided below for the Exchanging Holders (as defined below). Pursuant to the Consent Agreement, in the event the conversion of all of the Series A-1 Preferred Stock held by a Holder would have resulted in such Holder acquiring shares of Common Stock in excess of its Beneficial Ownership Limitation (as defined in the Purchase Agreement) (an “Exchanging Holder”), such Exchanging Holder agreed to (i) convert its shares of Series A-1 Preferred Stock subject to its Conversion Commitment into shares of Common Stock up to its Beneficial Ownership Limitation, and (ii) exchange all of its remaining shares of Series A-1 Preferred Stock subject to its Conversion Commitment for Class C warrants (each a “Class C Warrant”) covering the shares of Common Stock that would have been issued to such Holder but for the Beneficial Ownership Limitation (the “Exchange”). The Class C Warrants have an exercise price of $0.0001, were exercisable upon issuance and will expire when exercised in full. The Series C Warrants may be exercised for cash or on a cashless basis at the election of the Exchanging Holder. The Class C Warrants may not be exercised to the extent that the Exchanging Holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the Exchanging Holder, 9.99%) of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the Exchanging Holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In connection with Conversion Commitment and the Exchange the Company issued (i) 482,293 shares of Common Stock upon conversion of 4,220 shares of Series A-1 Preferred Stock and (ii) Class C Warrants to purchase up to 656,344 shares of Common Stock in exchange for 5,743 shares of Series A-1 Preferred Stock. After the consummation of the transactions contemplated by the Consent Agreement, there were 1,371,961 shares of Common Stock outstanding.

Pursuant to the Consent Agreement, the Company and the Holders agreed to amend and restate the Certificate of Designation of Preferences, Rights and Limitations for the Series A-1 Preferred Stock (the “Amended and Restated Series A-1 Certificate of Designation”) to (i) make certain adjustments to reflect the Reverse Split, (ii) remove all voting rights, except as required by applicable law, (iii) increase the stated value of the Series A-1 Preferred Stock to $10,000 from $1,000, and (iv) adjust the conversion price of the Series A-1 Preferred Stock to $87.50 as a result of the increase in stated value. For a description of the terms of the Amended and Restated Series A Certificate of Designation of Preferences, Rights and Limitations for the Series A-1 Preferred Stock, see Item 5.03 below.

Pursuant to the Consent Agreement, the Company and the Holders also amended the Purchase Agreement to give effect to the terms of the Consent Agreement, the Reverse Split and the amendments made to the increase in stated value described above.

In addition, pursuant to the Consent Agreement, the Company agreed to amend the registration statement initially filed by the Company on July 24, 2023 in connection with the Private Placement and/or, if required, file a new registration statement, to reflect the transactions contemplated by the Conversion Agreement no later than the earlier of: (i) 10 days after the Company files its Annual Report on Form 10-K for the year ended December 31, 2023, or (ii) April 11, 2024.

In connection with the Consent Agreement, on January 26, 2024, the Company and the Holders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register for resale (i) the shares of Common Stock issuable upon exercise of the Class B Warrants and Class C Warrants (ii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Class B Warrants and the Class C Warrants, and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (together, the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Registrable Securities on or before the earlier of (x) the 45th day following the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2023 and (y) April 11, 2024, to use its commercially reasonable efforts to cause such registration statement to declared effective by the Securities and Exchange Commission (the “SEC”) by the 60-day anniversary of the filing date (or the 75-day anniversary of the filing date in the case of a “full review” by the SEC), and to keep such registration statement continuously effective until the date that all Registrable Securities covered by such registration statement (a) have been sold, thereunder or pursuant to Rule 144, or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Company will be obligated to pay certain liquidated damages to the Holders if the Company fails to file such registration statement when required, fails to cause such registration statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of such registration statement pursuant to the terms of the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with “piggy-back” registration rights in certain circumstances if there is not an effective registration statement covering all of the Registerable Securities.

The Consent Agreement, the Registration Rights Agreement, the Amended and Restated Series A-1 Certificate of Designation and the form of Class C Warrant, are attached as Exhibits 10.1, 10.2, 3.1 and 4.2 hereto, respectively. The descriptions of the terms of the Consent Agreement, the Registration Rights Agreement, the Amended and Restated Series A-1 Certificate of Designation and the Class C Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

The description of the issuance of the Class C Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The Class C Warrants are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder. The shares of Common Stock issuable upon exercise of the Class C Warrants will be issued pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the terms of the Series A-1 Preferred Stock under Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A-1 Preferred Stock

On January 29, 2024, the Company filed the Amended and Restated Series A-1 Certificate of Designation with the Secretary of State of the State of Delaware designating 11,100 shares of Series A-1 Preferred Stock, stated value $10,000 per share. The following is a summary of the principal amended and restated terms of the Series A-1 Preferred Stock as set forth in the Amended and Restated Series A-1 Certificate of Designation:

Dividends

The holders of Series A-1 Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. In addition, in the event that on the 18th month anniversary of the Closing Date, the trailing 30-day VWAP (as defined in the Series A-1 Certificate of Designation) is less than the then-effective Series A-1 Conversion Price, the Series A-1 Preferred Stock will begin accruing dividends at the annual rate of 19.99% of the stated value thereof (the “Series A-1 Dividend”). The Series A-1 Dividend would be paid in cash, or, at the option of the Company if certain equity conditions are met, in shares of Common Stock at a price per share equal to ninety percent (90%) of the trailing 10-day VWAP for the last 10 trading date prior to the date the Series A-1 Dividend is paid.

Voting Rights

The shares of Series A-1 Preferred Stock have no voting rights, except to the extent required by the Delaware General Corporation Law.

As long as any shares of Series A-1 Preferred Stock are outstanding, the Company may not, without the approval of a majority of the then outstanding shares of Series A-1 Preferred Stock which must include AIGH for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement (a) alter or change the powers, preferences or rights given to the Series A-1 Preferred Stock, (b) alter or amend the Charter, the Series A-1 Certificate of Designation, the Series A-2 Certificate of Designation (as defined below) or the bylaws of the Company (the “Bylaws”) in such a manner so as to materially adversely affect any rights given to the Series A-1 Preferred Stock, (c) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined std below) senior to, or otherwise pari passu with, the Series A-1 Preferred Stock, other than 3,050 shares of Series A-2 Preferred Stock of the Company, (d) increase the number of authorized shares of Series A-1 Preferred Stock, (e) issue any Series A-1 Preferred Stock except pursuant to the Purchase Agreement, or (f) enter into any agreement to do any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series A-1 Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the Common Stock or any other series of preferred stock (other than the Series A-2 Preferred Stock).

Conversion

The Series A-1 Preferred Stock is convertible into Common Stock at any time at a conversion price of $87.50, subject to adjustment for certain anti-dilution provisions set forth in the Series A-1 Certificate of Designation (the “Series A-1 Conversion Price”). Upon conversion the shares of Series A-1 Preferred Stock will resume the status of authorized but unissued shares of preferred stock of the Company.

Conversion at the Option of the Holder

The Series A-1 Preferred Stock is convertible at the then-effective Series A-1 Conversion Price at the option of the holder at any time and from time to time.

Mandatory Conversion at the Option of the Company

So long as certain equity conditions are satisfied, the Company may give notice requiring the holders to convert all of the outstanding shares of Series A-1 Preferred Stock into shares of Common Stock at the then-effective Series A-1 Conversion Price.

Beneficial Ownership Limitation

The Series A-1 Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series A-1 Preferred Stock will, as holders of Series A-1 Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any of our other securities.

Redemption

The shares of Series A-1 Preferred Stock are not redeemable by the Company.

Negative Covenants

As long as any Series A-1 Preferred Stock is outstanding, unless the holders of more than 50% in stated value of the then outstanding shares of Series A-1 Preferred Stock shall have otherwise given prior written consent (which must include AIGH for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement), the Company cannot, subject to certain exceptions, (a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness, (b) enter into, create, incur, assume or suffer to exist any liens, (c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock equivalents or junior securities, (d) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company, (e) declare or pay a dividend on junior securities or (f) enter into any agreement with respect to any of the foregoing.

Trading Market

There is no established trading market for any of the Series A-1 Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series A-1 Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A-1 Preferred Stock will be limited.

The Amended and Restated Series A-1 Certificate of Designation is attached as Exhibit 3.1. The summary above is not intended to be complete and are qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock
4.1	Form of Class C Warrant
10.1	Form of Consent Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: January 29, 2024	By:	/s/ Barbra Keck
Barbra Keck
Chief Financial Officer